77O.   Transactions effected pursuant to Rule 10f-3


-Affiliated Underwriting Syndicate Transactions (Rule 10f-3)
PIMCO Variable Insurance Trust: PVIT
Transactions for the Period from July 1, 2003 to December 31, 2003



The securities were acquired pursuant to the following conditions: The securities are:

(i)	part of an issue registered under the Securities Act of 1933 as amended, (the 1933 Act) that is being offered to the public;
(ii)	municipal securities that have received an investment grade rating from at least one nationally recognized statistical rating organization;
(iii)	securities sold in a public offering of securities conducted under the laws of a country other than the United States subject to certain limitations; or
(iv)	securities sold in an offering of securities offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, or rule 144A or rules 501 to 508 under the 1933 Act to persons that the seller believes to include qualified institutional buyers.

2. The securities must be purchased prior to the end of the first day of the offering, at a price no higher than that paid by other purchasers.

3. The securities must be offered pursuant to a firm commitment underwriting agreement.

4.  The commission, spread or profit received must be reasonable and fair.


5. For securities sold in a public offering in the U.S. or another country, or sold in transactions exempt from U.S. registration, the issuer or its predecessor, must have been in continuous operation for not less than three years.

6. The amount of securities of any class of an issue to be purchased by an investment company, plus other investment companies having the same investment adviser may not exceed 25% of the offering.

7. The security may not be purchased from an officer, director, member of an advisory board, investment adviser or employee of the investment company or from a firm of which any of the foregoing is an affiliate.



Fund
Description
Trade Date
Broker
Syndicate Members
% of Issuance
Purchased Price


3Rd Quarter 2003:

PVIT High Yield Bond Portfolio
Westlake Chemical COrp. 144A W/RRTS
07/21/2003
Broker:
Bank of America Securities
Credit Suisse First Boston
Deutsche Bank
JP Morgan
CIBC World Markets
Citigroup
Credit Lyonnais
Scotia Capital
0.53%
100.000



PVIT High Yield Bond Portfolio (Cont'd)
DEX Media SR NT 144A W/RRTS
08/15/2003
Broker:
Bank of America Securities
Deutsche Bank
JP Morgan
Lehman Brothers
Wachovia Securities
Bear Stearns
Credit Lyonnais
ING Barings Capital
Royal Bank of Scotland
Societe Generale
0.26%
100.000


PVIT High Yield Bond Portfolio (Cont'd)
DEX Media SR NT 144A W/RRTS
08/15/2003
Broker:
Bank of America Securities
Deutsche Bank
JP Morgan
Lehman Brothers
Wachovia Securities
Bear Stearns
Credit Lyonnais
ING Barings Capital
Royal Bank of Scotland
Societe Generale
0.13%
100.000



4th Quarter 2003:

PVIT High Yield Bond Portfolio
Host Marriott LP 144A W/RRTS
10/27/2003
Broker:
Bank of America Securities
Deutsche Bank
BNY Capital Markets
Citigroup
Credit Lyonnais
Fleet Securities
Goldman Sachs
Merrill Lynch
Scotia Capital
Societe Generale
Wells Fargo
0.10%
100.000



PVIT High Yield Bond Portfolio (Cont'd)
Nalco Co. SR NT 144A W/RRTS
10/29/2003
Broker:
Bank of America Securities
Citigroup
Deutsche Bank
Goldman Sachs
JP Morgan
UBS
Banc One Capital Markets
Credit Lyonnais
Royal Bank of Scotland Plc
0.18%
100.000



PVIT High Yield Bond Portfolio (Cont'd)
Allied Waste North America 144A W/RRTS
11/05/2003
Broker:
Citigroup Global Markets, Inc.
Credit Suisse First Boston
Deutsche Bank S
JP Morgan
UBS
Banc One Capital Markets
BNY Paribas
Credit Lyonnais
Fleet Securities
0.14%
100.000